legal & compliance, llc

laura aNTHONy, esquire LAZARUS ROTHSTEIN _______________ STUART REED, ESQUIRE MARC S. WOOLF, ESQUIRE OF COUNSEL	www.legalandcompliance.com WWW.SEC-LAW-BLOG.COM

DIRECT E-MAIL: LANTHONY@LEGALANDCOMPLIANCE.COM

July 3, 2014

X-Treme Investments, Inc.

1401 West Fort Street, No. 311082

Detroit, Michigan 48231

Re:	X-Treme Investments, Inc. Registration Statement on Form S-1/A (Amendment No. 3) Filed July 3, 2014 SEC File No. 333-190573

Gentlemen:

You have requested our opinion, as counsel for X-Treme Investments, Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1, as amended (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 100,000,000 shares of common stock, $0.0001 par value per share, at a public offering price of $0.001 per share as set forth in the Company’s Registration Statement.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Nevada; and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Legal & Compliance, LLC

By:	/s/ Laura Anthony, Esq
Laura Anthony, Esq.

330 CLEMATIS STREET, #217 • WEST PALM BEACH, FLORIDA • 33401 • PHONE: 561-514-0936 • FAX 561-514-0832